UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2006

GEORGIA EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

000-52309

(Commission File Number)

Nevada

98-0489324

(State or other jurisdiction

(IRS Employer

of incorporation)

Identification No.)

1776 Ocean Park Road, Surrey, British Columbia, Canada, V4A 3L9

(Address of principal executive offices) (Zip Code)

 (604) 603–7787

Registrant’s telephone number including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

Georgia Exploration Inc. (“Georgia”), GEX Acquisition Corp., Wharton Resources Corp. (“Wharton”) and the shareholders of Wharton executed an Agreement and Plan of Merger dated November 21, 2006 (the “Agreement”).  Pursuant and subject to the terms of the Agreement, Wharton will merge with GEX Acquisition Corp., a subsidiary of Georgia, with the resulting merged company being a wholly-owned subsidiary of Georgia.  In connection with the merger, Georgia has agreed to issue to the shareholders of Wharton an aggregate of 30,000,000 shares, and to assume the obligation to issue securities on exercise and conversion, respectively, of Wharton’s outstanding warrants and convertible securities, subject to appropriate adjustments in the number of shares issuable on exercise or conversion.  Completion of the business combination is subject to, among other things, completion of due diligence investigations by the respective parties.  The Agreement contemplates standstill and non-solicitation provisions pending completion or termination of the transaction.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Agreement itself, which is attached hereby as Exhibit 2.1, and is incorporated herein by reference.

Item 8.01  Other Events

Georgia Exploration Inc. hereby furnishes the information provided in the press release attached as Exhibit 99.1 hereto, which exhibit shall not be considered as filed for the purposes of the Securities Exchange Act of 1934.

Item 9.01  Financial Statements and Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit 2.1

Agreement and Plan of Merger dated November 21, 2006

Exhibit 99.1

Press Release dated November 28, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Georgia Exploration, Inc.
Date	November 28, 2006	(Registrant)
/s/ Sokhie Puar
Sokhie Puar, President

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